EX-99.906CERT

CERTIFICATION

I, W. Jameson McFadden, Principal Executive Officer and Principal Financial Officer of the Capital Management Investment Trust (the “Registrant”), certify to the best of my knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2019 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/W. Jameson McFadden

W. Jameson McFadden

President, Principal Executive Officer and

Principal Financial Officer

Date:            2-3-20

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Capital Management Investment Trust and will be retained by Capital Management Investment Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.